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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT NOVEMBER 30, 1999

                            ------------------------

                            MEADE INSTRUMENTS CORP.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            ------------------------

           DELAWARE                         0-22183                       95-2988062
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)              (IRS EMPLOYER
       OF INCORPORATION)                                              IDENTIFICATION NO.)
  6001 OAK CANYON, IRVINE, CA                                                92618
(ADDRESS OF PRINCIPAL EXECUTIVE                                           (ZIP CODE)
           OFFICES)

                                 (949) 451-1450
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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

     This Amendment No. 2 to Registrant's Current Report on Form 8-K for an event occurring September 1, 1999 (filed on September 15, 1999 and amended on November 15, 1999) restates in its entirety Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Modifications included herein are limited to adjustments to the Unaudited Pro Forma consolidated condensed statements of income for the six months ended August 31, 1999.

ITEM 7. FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

     The audited financial statements of Bresser Optik GmbH & Co. KG ("Bresser"), at December 31, 1998 and for the three years then ended, and the related Report of Independent Accountants, are filed herein.

     The unaudited financial statements of Bresser at June 30, 1999 and for the six months ended June 30, 1999 and 1998 are filed herein.

     (b) Pro Forma Financial Information.

     The unaudited pro forma consolidated condensed financial statements of Meade Instruments Corp., a Delaware corporation ("Meade"), for the twelve months ended February 28, 1999 and the six months ended August 31, 1999 reflecting the acquisition of Bresser are filed herein.

     (c) Exhibits.

           23.1   Consent of Independent Accountants.

                            FINANCIAL STATEMENTS OF
                          BRESSER OPTIK GMBH & CO. KG

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS OF BRESSER OPTIK GMBH & CO. KG:
Report of Independent Accountants...........................     4
Balance sheets at December 31, 1998 and 1997................     5
Statements of operations and comprehensive income for the
  three years ended December 31, 1998.......................     6
Statements of partners' capital for the three years ended
  December 31, 1998.........................................     7
Statements of cash flows for the three years ended December
  31, 1998..................................................     8
Notes to the financial statements...........................     9

UNAUDITED FINANCIAL STATEMENTS OF BRESSER OPTIK GMBH & CO.
  KG:
Balance sheets at June 30, 1999 and December 31, 1998.......    16
Statements of operation and comprehensive income for the six
  months ended June 30, 1999 and 1998.......................    17
Statements of cash flows for the six months ended June 30,
  1999 and 1998.............................................    18
Notes to the unaudited financial statements.................    19

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Bresser Optik GmbH & Co. KG

     In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive income, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Bresser Optik GmbH & Co. KG (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with the United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Dusseldorf, Germany
July 19, 1999

PRICEWATERHOUSECOOPERS GMBH
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

/S/ PAPE
WIRTSCHAFTSPRUFER

/S/ SCHILDBACH
WIRTSCHAFTSPRUFER

                          BRESSER OPTIK GMBH & CO. KG

                                 BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                                 1998           1997
                                                              -----------    -----------
Current assets:
Cash........................................................  $    20,000    $    71,000
  Accounts receivable, net of allowance for doubtful
     accounts of $257,000 and $285,000 at December 31, 1998
     and 1997, respectively.................................    2,324,000      4,051,000
  Inventories, net..........................................   11,133,000      7,978,000
  Income taxes receivable...................................       73,000             --
  Prepaid expenses and other current assets.................      127,000         70,000
                                                              -----------    -----------
Total current assets........................................   13,677,000     12,170,000
Property and equipment, net.................................    1,339,000      1,279,000
                                                              -----------    -----------
Total assets................................................  $15,016,000    $13,449,000
                                                              ===========    ===========

                           LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Bank line of credit.......................................    7,723,000      7,404,000
  Current portion of long-term debt.........................      468,000        480,000
  Accounts payable..........................................    3,137,000      2,108,000
  Accrued liabilities.......................................      558,000        481,000
  Income taxes payable......................................           --        163,000
  Deferred income taxes, net................................      201,000        132,000
                                                              -----------    -----------
Total current liabilities...................................   12,087,000     10,768,000
Long-term debt, less current portion........................           --        531,000
                                                              -----------    -----------
Total liabilities...........................................   12,087,000     11,299,000
                                                              -----------    -----------
Commitments and contingencies (Note 5)
Partners' capital:
  General partners' capital.................................       93,000         89,000
  Limited partners' capital.................................    3,193,000      2,582,000
  Accumulated other comprehensive income....................     (357,000)      (521,000)
                                                              -----------    -----------
Total partners' capital.....................................    2,929,000      2,150,000
                                                              -----------    -----------
Total liabilities and partners' capital.....................  $15,016,000    $13,449,000
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          BRESSER OPTIK GMBH & CO. KG

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                      -----------    -----------    -----------
Revenues............................................  $25,350,000    $28,274,000    $19,995,000
Cost of revenues....................................   20,455,000     23,839,000     14,594,000
                                                      -----------    -----------    -----------
     Gross profit...................................    4,895,000      4,435,000      5,401,000
                                                      -----------    -----------    -----------
Operating expenses:
  Selling expenses
     Salary and wages...............................      780,000        849,000        766,000
     Advertising expenses...........................      194,000         76,000         55,000
     Packaging material.............................      147,000        174,000        258,000
     Social security contributions..................      137,000        137,000        138,000
     Other selling expenses.........................      387,000        592,000        302,000
                                                      -----------    -----------    -----------
                                                        1,645,000      1,828,000      1,519,000
                                                      -----------    -----------    -----------
  General and administrative expenses
     Salary and wages...............................      508,000        478,000        431,000
     Bank fees......................................       98,000        109,000         57,000
     Insurances.....................................       83,000         56,000         70,000
     Social security contributions..................       77,000         89,000         77,000
     Other general and administrative expenses......      324,000        407,000        451,000
                                                      -----------    -----------    -----------
                                                        1,090,000      1,139,000      1,086,000
                                                      -----------    -----------    -----------
          Total operating expenses..................    2,735,000      2,967,000      2,605,000
                                                      -----------    -----------    -----------
Operating income....................................    2,160,000      1,468,000      2,796,000
Other income (expense):
  Interest income...................................           --             --          4,000
  Interest expense..................................     (817,000)      (507,000)      (675,000)
                                                      -----------    -----------    -----------
Income before income taxes..........................    1,343,000        961,000      2,125,000
Provision for income taxes..........................      248,000        153,000        320,000
                                                      -----------    -----------    -----------
Net income..........................................  $ 1,095,000    $   808,000    $ 1,805,000
                                                      ===========    ===========    ===========
Other comprehensive income:
  Foreign currency translation adjustments..........      164,000       (340,000)      (181,000)
                                                      -----------    -----------    -----------
Comprehensive income................................  $ 1,259,000    $   468,000    $ 1,624,000
                                                      ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                        STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                         ACCUMULATED
                                              GENERAL      LIMITED          OTHER          TOTAL
                                             PARTNERS'    PARTNERS'     COMPREHENSIVE    PARTNERS'
                                              CAPITAL      CAPITAL         INCOME         CAPITAL
                                             ---------    ----------    -------------    ----------
Balance, December 31, 1995.................   $82,000     $1,604,000      $      --      $1,686,000
  Allocation of net income.................                1,805,000                      1,805,000
  Management fees..........................     5,000                                         5,000
  Partner draw.............................    (4,000)      (643,000)                      (647,000)
  Foreign currency translation.............                                (181,000)       (181,000)
                                              -------     ----------      ---------      ----------
Balance, December 31, 1996.................    83,000      2,766,000       (181,000)      2,688,000
  Allocation of net income.................                  808,000                        808,000
  Management fees..........................     4,000                                         4,000
  Partner draw.............................     2,000       (992,000)                      (990,000)
  Foreign currency translation.............                                (340,000)       (340,000)
                                              -------     ----------      ---------      ----------
Balance, December 31, 1997.................    89,000      2,582,000       (521,000)      2,150,000
  Allocation of net income.................                1,095,000                      1,095,000
  Management fees..........................     4,000                                         4,000
  Partner draw.............................                 (484,000)                      (484,000)
  Foreign currency translation.............                                 164,000         164,000
                                              -------     ----------      ---------      ----------
Balance, December 31, 1998.................   $93,000     $3,193,000      $(357,000)     $2,929,000
                                              =======     ==========      =========      ==========

   The accompanying notes are an integral part of these financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                      -----------    -----------    -----------
Cash flows from operating activities:
Net income..........................................  $ 1,095,000    $   808,000    $ 1,805,000
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization................      131,000        187,000        195,000
       Loss on disposal of property and equipment...           --             --         33,000

       Changes in operating assets and liabilities:
       Accounts receivable, net of allowance for
          doubtful accounts.........................    1,727,000     (1,542,000)       273,000
       Inventories, net of allowance for old and
          obsolete items............................   (3,154,000)    (2,559,000)     1,893,000
       Prepaid expenses and other current assets....      (57,000)        54,000         10,000
       Accounts payable.............................    1,029,000        410,000     (3,051,000)
       Accrued liabilities..........................       77,000         35,000        (79,000)
       Income taxes -- current......................     (236,000)        (9,000)       156,000
       Deferred taxes...............................       69,000       (132,000)        92,000
                                                      -----------    -----------    -----------
          Net cash provided by (used in) operating
            activities..............................      681,000     (2,748,000)     1,327,000
                                                      -----------    -----------    -----------

Cash flows from investing activities:
     Capital expenditures...........................     (107,000)       (66,000)      (171,000)
                                                      -----------    -----------    -----------
          Net cash used in investing activities.....     (107,000)       (66,000)      (171,000)
                                                      -----------    -----------    -----------

Cash flows from financing activities:
     Bank line of credit............................      319,000      3,461,000       (407,000)
     Payments on long-term debt.....................     (591,000)      (610,000)      (233,000)
     Proceeds from long-term debt...................           --      1,151,000        267,000
     Partner draw...................................     (484,000)      (990,000)      (647,000)
                                                      -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities..............................     (756,000)     3,012,000     (1,020,000)
                                                      -----------    -----------    -----------
Effect of exchange rate changes on cash and cash
  equivalents.......................................      131,000       (159,000)      (133,000)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................      (51,000)        39,000          3,000
Cash at beginning of year...........................       71,000         32,000         29,000
                                                      -----------    -----------    -----------
Cash at end of period...............................  $    20,000    $    71,000    $    32,000
                                                      -----------    -----------    -----------

Cash paid during the period for:
     Interest.......................................  $   817,000    $   507,000    $   675,000
     Income taxes...................................      428,000        238,000        (65,000)

   The accompanying notes are an integral part of these financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF BUSINESS

     Bresser Optik GmbH & Co. KG (the "Company") imports, exports and distributes optical equipment, consisting of binoculars, telescopes and related accessories. The Company is located in Borken, Germany. It distributes its products through a network of specialty retailers and mass merchandisers.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The financial statements include the accounts of the Company.

  Use of Estimates

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Revenue Recognition

     Revenue relating to products sold is recognized upon transfer of legal title, which is generally upon shipment. The Company derives a significant percentage of its revenue from sales to purchasing groups from retail chains.

  Concentration of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with financial institutions which management believes are of high credit quality.

  Financial Instruments

     The carrying amount of the Company's financial instruments, which includes cash, accounts receivable, accounts payable, accrued expenses, notes payable and long-term debt, approximates their fair value at the balance sheet dates except for long-term debt where fair values at December 31, 1998 and December 31, 1997 approximate $469,000 and $1,021,000, respectively. Trade accounts receivable have been reduced by appropriate allowances for doubtful accounts, to reflect all probable individual doubtful receivables as well as any probable cash discounts upon payment receipt of the receivables.

  Inventories

     Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) basis. Adequate allowances for old and obsolete items are accounted for, based on the age and the volume of individual inventory items on stock. Inventories consist only of finished goods. They are mortgaged in favor of Borkener Volksbank eG, Borken, to collateralize the respective loan amount granted to the Company, which amounts to $3,231,000 at December 31, 1998.

                          BRESSER OPTIK GMBH & CO. KG

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is based on the following estimated useful lives of the assets using the straight-line method:

Buildings.............................................  15 - 50 years
Office equipment......................................    2 - 5 years

     Expenditures for additions, renewals and improvements of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

     An encumbrance on real estate property exists in the amount of DM 1.4 million ($835,000 at December 31, 1998) in favor of Deutsche Bank AG, Frankfurt, to collateralize loans granted to the Company, which amount to $468,000 at December 31, 1998.

  Advertising costs

     Advertising costs are fully expensed during the year with $194,000, $76,000 and $55,000 for the fiscal years 1998, 1997 and 1996, respectively.

  Income Taxes

     No provision for German Federal income taxes is necessary in the financial statements of the partnership because, as a partnership, it is not subject to German Federal income tax and the tax effect of its activities accrues to the partners. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences relating to German Municipal tax on income of events that have been included in the Company's financial statements. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates for the year in which the differences are expected to reverse. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Foreign Currency

     The accounts of the Company are translated using exchange rates in effect at period-end for assets and liabilities and at average exchange rates during the period for results of operations. The local currency is the functional currency. The related translation adjustments are reported as a separate component of partners' capital. Gains or losses resulting from foreign currency transactions are included in other income (expense) and were immaterial for all periods presented.

  New Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. This standard which requires that an enterprise display an amount representing total comprehensive income for the period SFAS No. 130 has been implemented for the Company's fiscal year ended December 31, 1998. Prior years have been restated.

                          BRESSER OPTIK GMBH & CO. KG

     In June 1997, the FASB issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." This statement changes the way that public business enterprises report segment information, including financial and descriptive information about their operating segments, in annual financial statements and would require that those enterprises report selected segment information in interim financial reports to stockholders. Operating segments are defined as revenue-producing components of the enterprise which are generally used internally for evaluating segment performance. SFAS No. 131 has been implemented for the Company beginning with the Company's fiscal year ended December 31, 1998. Prior years have been restated.

     In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." The statement requires that all derivative instruments be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The ineffective portion of all hedges will be recognized in current-period earnings. SFAS No. 133 will be effective for the Company beginning with the Company's fiscal year ending December 31, 1999. As the Company has no derivative instruments and is not involved in hedging activity, the Company does not expect the adoption of SFAS No. 133 to have an impact on the Company's financial position or results of operations.

 3. INVENTORIES

     Inventories consist of finished goods only and the amount is determined as follows:

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1998           1997
                                                    -----------    -----------
Finished goods....................................  $12,318,000    $ 9,525,000
Less allowances for old and obsolete items........   (1,185,000)    (1,547,000)
                                                    -----------    -----------
                                                    $11,133,000    $ 7,978,000
                                                    ===========    ===========

 4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1998           1997
                                                    -----------    -----------
Land..............................................  $   121,000    $   114,000
Buildings.........................................    1,394,000      1,307,000
Office equipment..................................    1,026,000        859,000
                                                    -----------    -----------
                                                      2,541,000      2,280,000
Less accumulated depreciation.....................   (1,202,000)    (1,001,000)
                                                    -----------    -----------
                                                    $ 1,339,000    $ 1,279,000
                                                    ===========    ===========

     Depreciation expense relating to property and equipment was $131,000, $187,000 and $195,000 for the fiscal years 1998, 1997 and 1996, respectively.

                          BRESSER OPTIK GMBH & CO. KG

 5. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases facilities under various operating leases. Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at December 31, 1998:

1999.......................................................  $37,000
2000.......................................................   17,000
2001.......................................................   15,000
2002.......................................................   12,000
2003.......................................................    3,000
Thereafter.................................................   10,000
                                                             -------
          Total future minimum lease payments..............  $94,000
                                                             =======

     Rental expense during the fiscal years 1998, 1997 and 1996 was $68,000, $28,000 and $23,000, respectively.

 6. DEMAND NOTES PAYABLE

     At December 31, 1998, the Company had a credit limit with banks of $15,924,000 of which the amount of $7,723,000 has been drawn as short-term liabilities. These amounts are due daily. Interest is calculated quarterly and is also due daily. These liabilities are personally guaranteed by the sole limited partner in the maximum amount of $7,336,000 at December 31, 1998, by real estate property pledged as collateral and by mortgage of the Company's inventories.

     The weighted average interest rate on demand notes payable was 7.50% and 7.50% at December 31, 1998 and 1997, respectively.

 7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1998          1997
                                                              ---------    ----------
5.85%, fixed rate long-term collateralized note.............     19,000        96,000
4.75%, fixed rate long-term collateralized note.............    415,000       761,000
7.30%, fixed rate long-term collateralized note.............     34,000       154,000
                                                              ---------    ----------
          Total long-term debt..............................    468,000     1,011,000
  Less: current maturities..................................   (468,000)     (480,000)
                                                              ---------    ----------
                                                              $      --    $  531,000
                                                              ---------    ----------

     The 5.85% fixed rate long-term note is payable in quarterly installments beginning June 25, 1996. Interest is payable on a quarterly basis.

     The 4.75% fixed rate long-term note is payable in quarterly installments beginning March 25, 1996. Interest is payable on a quarterly basis.

     The 7.30% fixed rate long-term note is payable in quarterly installments beginning June 25, 1995. Interest is payable on a quarterly basis.

                          BRESSER OPTIK GMBH & CO. KG

     All of these notes are collateralized by the Company's real estate property in the amount of DM 1.4 million ($835,000 at December 31, 1998) and by guaranties from the partner up to the maximum amount of DM 5.0 million ($2,982,000 at December 31, 1998).

     Aggregate maturities of long-term debt over the next five fiscal years are as follows: $468,000 in 1999.

 8. RELATED PARTY TRANSACTIONS AND BALANCES

     The following material related party transactions, comprising sales and several transfers, and amounts receivable from or payable to related parties are properly disclosed in the financial statements. The material related party transactions and balances comprise all business relations to Optus GmbH, Borken, Germany, and Thomasco A/S, Denmark. At December 31, 1998, Mr. Bresser has a 51% investment in Optus GmbH and a 50% investment in Thomasco A/S. Optus GmbH will be liquidated; the respective shareholders' resolution has already been passed.

     The respective transactions and balances are as follows:

        (a) Optus GmbH

                                                               BALANCE               BALANCE
         PERIOD            SALES, FEES      PURCHASES      ACCS RECEIVABLE         ACCS PAYABLE
------------------------  --------------  --------------   ---------------    ----------------------
1997....................     $185,000           --         Not applicable         Not applicable
1998....................     171,000            --         Not applicable         Not applicable
Dec 31, 97..............  Not applicable  Not applicable      $21,000                $25,000
Dec 31, 98..............  Not applicable  Not applicable       33,000         Acc's payable $29,000
                                                                              Loan            42,000

     Optus GmbH was formed in 1997.

        (b) Thomasco A/S

                                                               BALANCE               BALANCE
         PERIOD            SALES, FEES      PURCHASES      ACCS RECEIVABLE         ACCS PAYABLE
------------------------  --------------  --------------   ---------------    ----------------------
1996....................     $739,000           --         Not applicable         Not applicable
1997....................     673,000            --         Not applicable         Not applicable
1998....................     275,000            --         Not applicable         Not applicable
Dec 31, 97..............  Not applicable  Not applicable      $274,000                  --
Dec 31, 98..............  Not applicable  Not applicable      136,000                   --

        (c) Bookkeeping services to other businesses of Mr. Bresser

                                                               BALANCE               BALANCE
         PERIOD            SALES, FEES      PURCHASES      ACCS RECEIVABLE         ACCS PAYABLE
------------------------  --------------  --------------   ---------------    ----------------------
1996....................      $8,000            --         Not applicable         Not applicable
1997....................      7,000             --         Not applicable         Not applicable
1998....................      7,000             --         Not applicable         Not applicable
Dec 31, 97..............  Not applicable  Not applicable       $7,000                   --
Dec 31, 98..............  Not applicable  Not applicable       7,000                    --

     Besides the above mentioned there are no other material business relations with related parties. Furthermore, there are no loans, leasing arrangements or guarantees with these parties.

                          BRESSER OPTIK GMBH & CO. KG

 9. INCOME TAXES

     No provision for German Federal income taxes is necessary in the financial statements of the partnership because, as a partnership, it is not subject to German Federal income tax and the tax effect of its activities accrues to the partners. The Company is subject to Municipal trade tax on income and the income tax provision consisted of such current foreign tax expense (refunds) and deferred tax expense of $248,000, $153,000 and $320,000 in fiscal years 1998, 1997 and 1996, respectively.

     The following is a reconciliation between the provision for income taxes based upon the statutory income tax rate and the Company's effective income tax expense:

                                                        YEARS ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1998        1997         1996
                                                    --------    ---------    --------
Income taxes (benefit) at municipal rates.........  $228,000    $ 163,000    $361,000
Other.............................................    20,000      (10,000)    (41,000)
                                                    --------    ---------    --------
                                                    $248,000    $ 153,000    $320,000
                                                    ========    =========    ========

     The provision for (benefit from) income taxes is comprised as follows:

                                                        YEARS ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1998        1997         1996
                                                    --------    ---------    --------
Current income tax expense........................  $189,000    $ 253,000    $211,000
Deferred income tax expense (income)..............    59,000     (100,000)    109,000
                                                    --------    ---------    --------
                                                    $248,000    $ 153,000    $320,000
                                                    ========    =========    ========

     All of the deferred taxes are current. The components of the net deferred income taxes are as follows:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
Deferred tax liabilities:
  Inventories...............................................  $(224,000)   $(166,000)
  Property and equipment....................................    (37,000)     (34,000)
  Accrued liabilities.......................................    (55,000)      (1,000)
Deferred tax assets:
  Accounts receivable.......................................    115,000       69,000
                                                              ---------    ---------
          Total net deferred income taxes...................  $(201,000)   $(132,000)
                                                              =========    =========

10. ALLOCATION OF PARTNERSHIP INCOME

     According to the partnership agreement, the managing director and sole limited partner receives DM 120,000 per annum remuneration. The general partner, Bresser GmbH, a corporation 100% owned by the sole limited partner, receives the lesser of 15% of net income or DM 7,500. The remaining income is allocated 100% to the sole limited partner.

                          BRESSER OPTIK GMBH & CO. KG

11. GEOGRAPHIC DATA

     The Company's operations are conducted in one business segment in Europe. Export sales accounted for approximately 16% of the Company's net sales for the fiscal year ended December 31, 1998. Geographic information about the Company for fiscal years 1998, 1997 and 1996 is as follows -- detailed information is only available for revenues:

                                                      YEARS ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1998           1997           1996
                                              -----------    -----------    -----------
Revenues:
Germany.....................................  $21,319,000    $23,510,000    $16,295,000
  European Community........................    3,267,000      4,040,000      3,119,000
  Other European Countries..................      764,000        724,000        581,000
                                              -----------    -----------    -----------
                                              $25,350,000    $28,274,000    $19,995,000
                                              ===========    ===========    ===========
Operating income:
  Europe....................................  $ 2,164,000    $ 1,387,000    $ 2,504,000
                                              -----------    -----------    -----------
                                              $ 2,164,000    $ 1,387,000    $ 2,504,000
                                              ===========    ===========    ===========
Identifiable assets:
  Europe....................................  $ 1,359,000    $ 1,350,000    $ 1,642,000
                                              -----------    -----------    -----------
                                              $ 1,359,000    $ 1,350,000    $ 1,642,000
                                              ===========    ===========    ===========

12. SUBSEQUENT EVENT

     On July 15/16, 1999, Meade Instruments Corp. and Meade Instruments Europe Corp. (collectively, "Meade") acquired by notarial deed 100% of the partners' capital of the Company for approximately $7.0 million subject to customary closing conditions. The estimated closing date is scheduled for September 1, 1999. Accordingly, the Company will become a wholly owned subsidiary of Meade at the close. The acquisition of the Company will be accounted for by Meade using the purchase method. Certain restructuring activities are expected as a result of the acquisition by Meade.

                          BRESSER OPTIK GMBH & CO. KG

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                               JUNE 30,      DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
Current assets:
Cash and cash equivalents...................................  $    26,000    $    20,000
  Accounts receivable, net of allowance.....................    1,120,000      2,324,000
  Inventories...............................................    9,481,000     11,133,000
  Prepaid expenses and other current assets.................      542,000        200,000
                                                              -----------    -----------
          Total current assets..............................   11,169,000     13,677,000
                                                              -----------    -----------
Property and equipment, net.................................    1,150,000      1,339,000
                                                              -----------    -----------
          Total assets......................................  $12,319,000    $15,016,000
                                                              ===========    ===========

                            LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Bank line of credit.......................................  $ 7,994,000    $ 7,723,000
  Current portion of long-term debt.........................      189,000        468,000
  Accounts payable..........................................    1,387,000      3,137,000
  Accrued liabilities.......................................      422,000        558,000
  Income taxes payable......................................       11,000             --
  Deferred income taxes, net................................           --        201,000
                                                              -----------    -----------
          Total current liabilities.........................   10,003,000     12,087,000
                                                              -----------    -----------
          Total liabilities.................................   10,003,000     12,087,000
                                                              -----------    -----------
Partners' capital:
  General partners' capital.................................       93,000         93,000
  Limited partners' capital.................................    2,845,000      3,193,000
  Accumulated other comprehensive income....................     (622,000)      (357,000)
                                                              -----------    -----------
          Total partners' capital...........................    2,316,000      2,929,000
                                                              -----------    -----------
          Total liabilities and partners' capital...........  $12,319,000    $15,016,000
                                                              ===========    ===========

           See accompanying notes to unaudited financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                STATEMENTS OF OPERATION AND COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1999           1998
                                                              -----------    -----------
Net sales...................................................  $4,553,000     $5,165,000
Cost of sales...............................................   3,381,000      3,897,000
                                                              ----------     ----------
  Gross profit..............................................   1,172,000      1,268,000
Selling expenses............................................     602,000        647,000
General and administrative expenses.........................     709,000        732,000
                                                              ----------     ----------
  Operating loss............................................    (139,000)      (111,000)
Interest expense............................................     257,000        225,000
                                                              ----------     ----------
  Loss before income taxes..................................    (396,000)      (336,000)
Benefit for income taxes....................................     (47,000)       (54,000)
                                                              ----------     ----------
Net loss....................................................    (349,000)      (282,000)
                                                              ----------     ----------
Other comprehensive income:
Foreign currency translation adjustments....................    (265,000)       (23,000)
                                                              ----------     ----------
Comprehensive loss..........................................  $ (614,000)    $ (305,000)
                                                              ==========     ==========

           See accompanying notes to unaudited financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1999           1998
                                                              -----------    -----------
Cash flows from operating activities:
Net loss....................................................  $  (349,000)   $  (282,000)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization of property and
      equipment.............................................       62,000         76,000
     Gain on sale of fixed assets...........................       34,000             --
     Changes in assets and liabilities:
       Decrease in accounts receivable......................    1,204,000      2,020,000
       Decrease (increase) in inventories...................    1,652,000     (2,878,000)
       Decrease (increase) prepaids and other current
        assets..............................................     (342,000)      (322,000)
       Decrease in accounts payable.........................   (1,750,000)    (1,392,000)
       (Decrease) increase in accrued liabilities...........     (136,000)       415,000
       (Decrease) increase in income taxes payable..........       11,000       (292,000)
       Decrease in deferred taxes, net......................     (201,000)            --
                                                              -----------    -----------
          Net cash provided by (used in) operating
             activities.....................................      185,000     (2,655,000)
                                                              -----------    -----------
Cash flows from investing activities:
  Capital expenditures......................................       (8,000)       (23,000)
                                                              -----------    -----------
          Net cash used in investing activities.............       (8,000)       (23,000)
                                                              -----------    -----------
Cash flows from financing activities:
  Bank line of credit.......................................      271,000      4,668,000
  Payments on long-term debt................................     (279,000)    (1,011,000)
  Partner draw..............................................           --       (339,000)
                                                              -----------    -----------
          Net cash provided by (used in) financing
             activities.....................................       (8,000)     3,318,000
Effect of the exchange rate on cash and cash equivalents....     (149,000)       (44,000)
                                                              -----------    -----------
Net increase in cash and cash equivalents...................       20,000        596,000
Cash and cash equivalents at beginning of year..............        6,000         71,000
                                                              -----------    -----------
Cash and cash equivalents at end of year....................  $    26,000    $   667,000
                                                              ===========    ===========

           See accompanying notes to unaudited financial statements.

                          BRESSER OPTIK GMBH & CO. KG

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

A. THE FINANCIAL STATEMENTS HAVE BEEN PREPARED BY THE COMPANY AND ARE UNAUDITED.

     In management's opinion, the information and amounts furnished in this report reflect all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of the financial position and results of operations for the interim periods presented.

     The Company has experienced, and expects to continue to experience, substantial fluctuations in its sales, gross margins and profitability from quarter to quarter. Factors that influence these fluctuations include the volume and timing of orders received, changes in the mix of products sold, market acceptance of the Company's products, competitive pricing pressures, the Company's ability to meet increasing demand and delivery schedules and the timing and extent of research and development expenses, marketing expenses and product development expenses. In addition, a substantial portion of the Company's net sales and operating income typically occur in the third quarter of the Company's fiscal year primarily due to disproportionately higher customer demand for less-expensive telescopes during the Christmas holiday season. The results of operations for the six months ended June 30, 1999 and 1998, respectively, are not necessarily indicative of the operating results for the entire fiscal year.

B. INVENTORIES:

     Inventories consist solely of finished goods.

C. SUBSEQUENT EVENT

     On September 1, 1999 Rolf Bresser, an individual, completed the sale to Meade Instruments Corp., a Delaware corporation ("Meade") of 100% of the stock and equity interests in Bresser Optik GmbH & Co. KG, and Bresser Optik Geschaftsfuhrung und Verwaltungs GmbH, (collectively "Bresser"), for $5 million in cash and 100,915 shares of Meade Instruments Corp. common stock valued at approximately $2 million. Accordingly, the Company became a wholly owned subsidiary of Meade. The acquisition of the Company will be accounted for by Meade using the purchase method.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF
                            MEADE INSTRUMENTS CORP.
                 FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1999
                    AND THE SIX MONTHS ENDED AUGUST 31, 1999
                     REFLECTING THE ACQUISITION OF BRESSER

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                              PAGE
                                                              ----
Unaudited pro forma consolidated condensed financial
  statements................................................   21
Pro Forma consolidated condensed statement of income for the
twelve months ended February 28, 1999 (Unaudited)...........   22
Pro Forma consolidated condensed statement of income for the
  six months ended August 31, 1999 (Unaudited)..............   23
Pro Forma consolidated condensed balance sheet at August 31,
  1999 (Unaudited)..........................................   24
Notes to pro forma consolidated condensed financial
  statements (Unaudited)....................................   25

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     On September 1, 1999, Meade Instruments Corp., a Delaware corporation, through its wholly owned subsidiary Meade Instruments Europe Corp., a California corporation (collectively the "Company" or "Meade"), acquired from Rudolf Bresser, an individual, all of the issued and outstanding equity interests of Bresser Optik GmbH & Co. KG, and all of the issued and outstanding shares of Bresser Optik Geschaftsfuhrung und Verwaltungs GmbH (collectively, "Bresser"). The purchase price was approximately $7.4 million consisting of $5 million in cash and 101,915 newly issued shares of Meade common stock valued at approximately $2.4 million.

     Bresser is in the business of developing and distributing consumer optics products, including, without limitation, telescopes, binoculars, microscopes and other optical equipment. Bresser's assets include, but are not limited to: equipment, office/warehouse facility, inventory of saleable goods, rights and interests arising under or in connection with certain contracts, prepaid expenses and deposits, sales data and intangible property including the goodwill associated with the business.

     The unaudited pro forma consolidated condensed statements of income, which are presented in U.S. dollars, give effect on a purchase accounting basis to the acquisition of Bresser. The pro forma consolidated condensed statement of income for the twelve months ended February 28, 1999 has been prepared by combining the consolidated statement of income of Meade for the twelve months ended February 28, 1999 with the statement of operations of Bresser for the twelve months ended December 31, 1998. The pro forma consolidated condensed statement of income for the six months ended August 31, 1999 have been prepared by combining the statements of income of Meade for the six months ended August 31, 1999 and the statement of operations of Bresser for the six months ended June 30, 1999.

     The unaudited pro forma consolidated condensed statements of income for the twelve months ended February 28, 1999 and the six months ended August 31, 1999 assume that the acquisition occurred on March 1, 1998 and 1999 respectively. The unaudited pro forma consolidated condensed statements of income do not purport to represent the results of operations of the Company had the transaction and events assumed herein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma adjustments are based on management's preliminary purchase price allocations, pending completion by the Company of the final evaluation of the fair values of the net assets acquired. These results are not anticipated by management to be materially different than those presented herein.

     The pro forma consolidated condensed financial information is based upon certain assumptions and adjustments described in the notes to the pro forma consolidated condensed financial statements. The pro forma consolidated condensed financial information should be read in conjunction with (a) the historical financial statements, and related notes, of Meade contained in Meade's quarterly report on Form 10-Q for the quarter ended August 31, 1999 and in the Annual Report on Form 10-K for the year ended February 28, 1999 and (b) Bresser's historical financial statements referenced in the index on page 3 of this report.

             PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1999
                                  (UNAUDITED)

                                         MEADE              BRESSER
                                     TWELVE MONTHS       TWELVE MONTHS
                                         ENDED               ENDED          PRO FORMA             PRO FORMA
                                   FEBRUARY 28, 1999   DECEMBER 31, 1998   ADJUSTMENTS   NOTES     COMBINED
                                   -----------------   -----------------   -----------   -----   ------------
Sales............................     $76,321,000         $25,350,000                            $101,671,000
Cost of sales....................      44,255,000          20,455,000                              64,710,000
                                      -----------         -----------                            ------------
  Gross profit...................      32,066,000           4,895,000                              36,961,000
Selling expense..................      12,268,000           1,645,000                              13,913,000
General and administrative
  expenses.......................       8,525,000           1,090,000       $ 294,000      A
                                                                               24,000      B        9,933,000
Research and development
  expenses.......................         978,000                  --                                 978,000
                                      -----------         -----------                            ------------
  Operating income...............      10,295,000           2,160,000                              12,137,000
Interest expense.................         473,000             817,000         368,000      C        1,658,000
                                      -----------         -----------                            ------------
  Income before income taxes.....       9,822,000           1,343,000                              10,479,000
Provision for income taxes.......       4,223,000             248,000        (288,000)     D
                                                                              424,000      E        4,607,000
                                      -----------         -----------                            ------------
Net income.......................     $ 5,599,000         $ 1,095,000                            $  5,872,000
                                      ===========         ===========                            ============
Earnings per share -- basic......     $      0.82                                                $       0.84
                                      ===========                                                ============
Earnings per share -- diluted....     $      0.80                                                $       0.82
                                      ===========                                                ============
Weighted average shares
  outstanding -- basic...........       6,859,000                             102,000      F        6,961,000
                                      ===========                                                ============
Weighted average shares
  outstanding -- diluted.........       7,035,000                             102,000      F        7,137,000
                                      ===========                                                ============

             PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1999
                                  (UNAUDITED)

                                          MEADE             BRESSER
                                     SIX MONTHS ENDED   SIX MONTHS ENDED    PRO FORMA             PRO FORMA
                                     AUGUST 31, 1999     JUNE 30, 1998     ADJUSTMENTS   NOTES    COMBINED
                                     ----------------   ----------------   -----------   -----   -----------
Sales..............................    $41,235,000         $4,553,000                            $45,788,000
Cost of sales......................     23,981,000          3,381,000                             27,362,000
                                       -----------         ----------                            -----------
  Gross profit.....................     17,254,000          1,172,000                             18,426,000
Selling expense....................      5,228,000            602,000                              5,830,000
General and administrative
  expenses.........................      5,572,000            709,000       $ 147,000      A
                                                                               12,000      B       6,440,000
Research and development
  expenses.........................        540,000                 --                                540,000
                                       -----------         ----------                            -----------
  Operating income.................      5,914,000           (139,000)                             5,616,000
Interest expense...................        120,000            257,000         184,000      C         561,000
                                       -----------         ----------                            -----------
  Income before income taxes.......      5,794,000           (396,000)                             5,055,000
Provision for income taxes.........      2,434,000            (47,000)       (144,000)     D
                                                                             (151,000)     E       2,092,000
                                       -----------         ----------                            -----------
Net income.........................    $ 3,360,000         $ (349,000)                           $ 2,963,000
                                       ===========         ==========                            ===========
Earnings per share -- basic........    $      0.48                                               $      0.42
                                       ===========                                               ===========
Earnings per share -- diluted......    $      0.46                                               $      0.40
                                       ===========                                               ===========
Weighted average shares
  outstanding -- basic.............      6,948,000                            102,000      F       7,050,000
                                       ===========                                               ===========
Weighted average shares
  outstanding -- diluted...........      7,291,000                            102,000      F       7,393,000
                                       ===========                                               ===========

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                               AT AUGUST 31, 1999
                                  (UNAUDITED)

                                     ASSETS

                                             MEADE           BRESSER       PRO FORMA             PRO FORMA
                                        AUGUST 31, 1999   JUNE 30, 1999   ADJUSTMENTS   NOTES    COMBINED
                                        ---------------   -------------   -----------   -----   -----------
Current assets:
Cash..................................    $ 1,385,000      $    26,000                          $ 1,411,000
  Accounts receivable.................     14,042,000        1,120,000                           15,162,000
  Inventory...........................     30,392,000        9,481,000                           39,873,000
  Deferred income taxes...............      5,730,000               --                            5,730,000
  Prepaids and other current assets...        517,000          541,000                            1,058,000
                                          -----------      -----------                          -----------
          Total current assets........     52,066,000       11,168,000                           63,234,000
Other assets..........................      5,220,000               --    $  (590,000)    A       4,630,000
Property and equipment, net...........      4,894,000        1,150,000        643,000     B       6,687,000
                                          -----------      -----------                          -----------
          Total assets................    $62,180,000      $12,318,000                          $74,552,000
                                          ===========      ===========                          ===========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit......................    $15,425,000      $ 7,994,000                          $23,419,000
  Accounts payable....................      5,138,000        1,386,000                            6,524,000
  Accrued liabilities.................      6,433,000          433,000                            6,866,000
  Current portion, long-term debt.....        324,000          189,000                              513,000
                                          -----------      -----------                          -----------
          Total current liabilities...     27,320,000       10,002,000                           37,322,000
Long-term debt........................      5,000,000               --                            5,000,000
Long-term capital lease obligations...        575,000               --                              575,000

Stockholders' equity:
  Common stock........................         79,000               --    $     1,000     F          80,000
  Additional paid-in capital..........     22,069,000               --      2,369,000     F      24,438,000
  Retained earnings...................     13,862,000               --                           13,862,000
  Unearned ESOP shares................     (6,725,000)              --                           (6,725,000)
  General partner capital.............             --           93,000        (93,000)    G              --
  Limited partner capital.............             --        2,845,000     (2,845,000)    G              --
  Accumulated other comprehensive
     income...........................             --         (622,000)       622,000     G              --
                                          -----------      -----------                          -----------
          Total stockholders'
            equity....................    $29,285,000      $ 2,316,000                          $31,655,000
                                          -----------      -----------                          -----------
          Total liabilities and
            equity....................    $62,180,000      $12,318,000                          $74,552,000
                                          ===========      ===========                          ===========

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                 FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1999
                  AND FOR THE SIX MONTHS ENDED AUGUST 31, 1999

NOTE A

     As of August 31, 1999, the Company deposited $5,000,000 in an escrow account in order to close the purchase on September 1, 1999. This deposit was recorded in other assets at August 31, 1999. The adjustment of $590,000 adjusts the amount previously recorded as a deposit to the preliminary estimate of goodwill of $4,410,000. The goodwill will be amortized on a straight line basis over a fifteen year useful life. Accordingly, the amortization expense for the year ended February 28, 1999 and for the six months ended August 30, 1999 is $294,000 and $147,000, respectively.

NOTE B

     Represents the adjustment to increase the value of the Property, Plant and Equipment acquired to $1,782,000, management's estimate of its fair value. Approximately, $68,000 represents the increase in the fair value of the land acquired and the remaining $575,000 was allocated to the building and equipment. The additional depreciation for the year ended February 28, 1999 and for the six months ended August 30, 1999 is estimated to be $24,000 and $12,000, respectively.

NOTE C

     In connection with the acquisition the Company borrowed $5,000,000 from its long term bank facility in order to fund the cash portion of the purchase price. The interest is at an annual rate of LIBOR plus two percent, approximately 7.4% at August 30, 1999. The adjustments reflecting the additional interest expense for the year ended February 28, 1999 and for the six months ended August 30, 1999 are estimated to be $368,000 and $184,000, respectively.

NOTE D

     Represents the tax effect of the pro forma adjustments for goodwill amortization (see Note A), depreciation expense (see Note B) and interest expense (see Note C) at a rate of 42%.

NOTE E

     Prior to the acquisition by the Company, Bresser operated as a limited partnership and any earnings were passed through to the partners. The adjustment reflects the income tax that would otherwise have been payable and is based upon a rate of 50%.

NOTE F

     Represents the issuance of 101,915 shares of the Company's common stock valued at a $23.25 per share or $2,370,000. The price per share was based upon the market value of the Company's common stock on the date of closing, September 1, 1999.

NOTE G

     Adjustment to eliminate the equity interests of Bresser.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          MEADE INSTRUMENTS CORP.

                                          By:      /s/ JOHN C. DIEBEL
                                            ------------------------------------
                                                       John C. Diebel
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Dated: November 30, 1999

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ JOHN C. DIEBEL                    Chairman of the Board and     November 30, 1999
-----------------------------------------------------  Chief Executive Officer
                   John C. Diebel                      (Principal Executive
                                                       Officer)

                /s/ STEVEN G. MURDOCK                  Director, President, Chief    November 30, 1999
-----------------------------------------------------  Operating Officer and
                  Steven G. Murdock                    Secretary

              /s/ BRENT W. CHRISTENSEN                 Vice President, Finance and   November 30, 1999
-----------------------------------------------------  Chief Financial Officer
                Brent W. Christensen                   (Principal Financial and
                                                       Accounting Officer)

              /s/ JOSEPH A. GORDON, JR.                Director and Senior Vice      November 30, 1999
-----------------------------------------------------  President of North American
                Joseph A. Gordon, Jr.                  Sales

                                                       Director
-----------------------------------------------------
                  Timothy C. McQuay

                                                       Director
-----------------------------------------------------
                   Harry L. Casari

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
23.1..    Consent of Independent Accountants